Exhibit 10.4

EXECUTION COPY

Date:	September 24, 2008

To:	Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, MA 01965

From:	Bank of America, N.A.
One Bryant Park
New York, NY 10036

Re:

Amendment to the Confirmation, dated as of August 15, 2008 and with reference number NY-36049 (the “Confirmation”), between Bank of America, N.A. (“BofA”) and Affiliated Managers Group, Inc. (“Counterparty”) in relation to a registered forward transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to amend certain of the terms and conditions of the Confirmation as provided below.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Confirmation.

1.             Clause (iii) of the definition of “Hedge Completion Date” in Section 2 of the Confirmation is hereby amended by replacing “September 30, 2008” with “December 19, 2008”.

2.             The definition of “Spread” in Section 2 of the Confirmation is hereby deleted in its entirety and replaced with the following:  “1.35%, subject to adjustment from time to time by BofA in its commercially reasonable discretion; provided that no such adjustment may reduce the Spread below 1.00%.”

3.             Section 7(f)(i) of the Confirmation is hereby amended by replacing the words “75 basis points per annum” in the fourth line thereof with “100 basis points per annum per any Share”.

4.             Each party hereby repeats on the date hereof the representations made by it in the Confirmation (with references therein to the “Trade Date” deemed references to the date of this letter agreement).  Each party further represents to the other party that:  (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this letter agreement and to perform its obligations under this letter agreement and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets; (d) all governmental and other consents that are required to have been obtained by it with respect to this letter agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this letter agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); and (f) no Event of Default or Potential Event of Default or, to its knowledge, Termination Event (each as defined in the Agreement referred to in the Confirmation) with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this letter agreement.

5.             The Confirmation and this letter agreement constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.  No amendment, modification or waiver in respect of this letter agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.  This letter agreement may be executed in counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

6.             The Confirmation, as modified herein, shall continue in full force and effect.  All references to the Confirmation in the Confirmation or any document related thereto shall for all purposes constitute references to the Confirmation as amended hereby.

7.             This letter agreement shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof.  The parties hereto irrevocable submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

[Signature page follows.]

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this letter agreement enclosed for that purpose and returning it to John Servidio at Bank of America, N.A. (email john.servidio@bofasecurities.com).

Very truly yours,

BANK OF AMERICA, N.A.

By:	/s/ Michael Voris
Name:	Michael Voris
Tile:	Principal

Confirmed as of the date first above written:

AFFILIATED MANAGERS GROUP, INC.

By:	/s/ Peter W. MacEwen
Name:	Peter W. MacEwen
Title:	Senior Vice President